UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 22, 2007

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Southshore Boulevard, Suite 103, Wellington, Florida 33414

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 793-7233

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 22, 2007, the U.S. District Court for the Southern District of Florida in SEC v. Dennis Crowley, et al., Case No. 04-80354-civ-Middlebrooks/Johnson, entered its Order Determining Corporate Monitor Is No Longer Necessary and Terminating Appointment of Corporate Monitor. The Order was in response to the uncontested application by the Corporate Monitor Soneet Kapila, who had concluded that his function as the Corporate Monitor was no longer necessary and thus sought to relieve the Corporate Monitor of his duties by voluntarily ending his term.

The Corporate Monitor was first appointed at the request of the SEC by Order dated April 15, 2004, and has served in that capacity for nearly three (3) years. By Court Order, the Corporate Monitor was charged with the duty to oversee the Company’s operations, including the ability to “[r]eview and approve all corporate actions by Spear & Jackson and by all agents of Spear & Jackson,” and to “[d]evise and implement any procedures, systems, and controls that he deems appropriate to ensure that all prospective Spear & Jackson actions are brought to his attention and to document his approval of such actions.” On May 17, 2004, the Corporate Monitor’s powers were expanded to permit the Corporate Monitor to investigate the Company’s historic business and the conduct of management, corporate transactions, and financial records and disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ Lewis Hon Ching Ho
Lewis Hon Ching Ho
Director and Principal Executive Officer

DATED: January 25, 2007